Exhibit 31.2

CERTIFICATION

I, Brad Buss, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of SolarCity Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 6, 2014

/s/ Brad Buss
Brad Buss
Chief Financial Officer
(Principal Financial and Accounting Officer)